February 12, 1996



Hibbett Sporting Goods, Inc.
Sports Wholesale, Inc.
131 South 25th Street
Birmingham, Alabama 35211


               Reference is made to the Loan and Security Agreement (the "Agreement") dated as November 1, 1995 among Hibbett Sporting Goods, Inc. ("Hibbett") and Hibbett Team Sales, Inc., the financial institutions listed on the signature pages thereof and Heller Financial, Inc. ("Heller"), as Lender and Agent. Capitalized terms used herein without definition have the meanings given in the Agreement.

         You have advised Heller that you propose to carry out a sale and leaseback transaction with respect to the New Distribution Facility, with QRS 12-14 (AL), Inc. (the "Landlord"), an affiliate of W.P. Carey & Co. Inc., as the counterparty. You will receive gross proceeds of $4,700,000 as consideration for conveyance of the New Distribution Facility to the Landlord. Simultaneously, the Guarantor will enter into a Lease Agreement (the "Lease Agreement") with the Landlord and Hibbett will enter into with the Landlord a Guaranty and Suretyship Agreement (the "Guaranty") and a Purchase Agreement (the "Purchase Agreement"); together with the Lease Agreement and the Guaranty, the "Carey Documents") relating to the obligations of the Guarantor under the Lease Agreement. Copies of the Carey Documents in the form to be executed and delivered by the Guarantor and Hibbett are attached hereto, and all references herein to any Carey Document (including any Exhibit thereto) are limited to such Carey Document as originally executed in such form.

               You and the Guarantor have requested Heller to confirm certain waivers and other agreements with respect to the Carey Documents insofar as certain restrictions and other provisions of the Agreement are applicable thereto. Heller by its execution below hereby agrees, upon satisfaction of the conditions precedent hereof, as follows.

               1. The transactions contemplated by the Carey Documents shall be considered to satisfy the maximum attributable principal amount and effective cost criteria of the definition of the Real Property Financing and shall for all purposes of the Agreement qualify as and constitute the Real Property Financing. The Indebtedness so evidenced by the Real Property Financing is agreed not to exceed $5,000,000. The proceeds of such transactions shall be used to repay the Saunders Subordinated Bridge Loan in full and the Anderson Subordinated Bridge Loan in whole or in part.

               2. All property described on Exhibit B to the Lease Agreement, any right to an award or payment with respect to any Condemnation (as defined in and pursuant to Section l7(b) of the Lease Agreement) and all subleases and related property described to Section 21(d) of the Lease Agreement are hereby released from the security interest created by Section
2.7 of the Agreement and shall no longer constitute any portion of the Collateral, and all such property shall constitute part of the New Distribution Facility for all purposes of the Agreement. Heller agrees to execute and deliver, at your expense, UCC-3 financing statements and such other instruments as you may reasonably request to effect or otherwise evidence the foregoing.

               3. The provisions of Section 7.2 of the Agreement are waived to the extent necessary to permit Hibbett to enter into the Guaranty and the Purchase Agreement.

               4. Schedule 1.1(A) to the Agreement shall be considered modified to reflect the leasehold interest of the Borrowers and the Guarantor in the New Distribution Facility.

               5. The provisions of Section 7.3(C) of the Agreement are waived to the extent necessary to permit the Guarantor and Hibbett to enter into the Carey Documents.

               6. The following items shall constitute Permitted Encumbrances under the Agreement: any Escrow Payment described in Section 9(b) of the Lease Agreement; any financial assurances in the form of a letter of credit or bond with respect to Environmental Violations described in Section 10(d) of the Lease Agreement; any security, other than with respect to the Collateral, in connection with a Permitted Violation as described in Section 14 of the Lease Agreement; and any Restoration Fund as described in Section 19(c) of the Lease Agreement.

               7. With respect to any period for which the Lease Agreement is not a Capital Lease, EBITDA and Fixed Charges for such period shall (except for purposes of calculating Excess Cash Flow for such period) be the amount otherwise determined for such period plus the amount of Basic Rent (as defined in the Lease Agreement) for such period.

                              *        *        *

               Other than specifically provided herein, no provision set forth herein shall operate as a waiver or amendment of any right, power or privilege of Heller under the Agreement or of any other term or condition of the Agreement, nor shall the entering into of this letter preclude Heller from refusing to enter into any further waivers or amendments with respect to the Agreement.

               This Agreement shall become effective upon (i) receipt by Heller of a Landlord's Waiver and Consent executed by landlord in form satisfactory to Heller in all respects and (ii) the execution by Borrowers and the Guarantor of a copy of this letter.


               This letter shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Illinois, without regard to conflicts of laws principles.

                                       Very truly yours,


                                       HELLER FINANCIAL, INC., as
                                         Lender and Agent



                                       By: /s/ Dwayne L. Cohen
                                           -------------------
                                           Vice President

ACKNOWLEDGED AND AGREED: